                               1997 PROMOTION AGREEMENT

                                       BETWEEN

                            SOMERSET PHARMACEUTICALS, INC.

                                         AND

                                    COCENSYS, INC.

                                  TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1.    DEFINITIONS...................................................  2
    1.1       "Actual Gross Sales"..........................................  2
    1.2       "Actual Monthly Details"......................................  2
    1.3       "Actual Quarterly Details"....................................  2
    1.4       "Adjusted Annualized Detail Payment Reduction"................  2
    1.5       "Adjusted Detail-Based Compensation Reconciliation Payment"...  3
    1.6       "Adjusted Target Details".....................................  3
    1.7       "Affiliate"...................................................  3
    1.8       "Annualized Detail Payment Reduction".........................  3
    1.9       "CoCensys ELDEPRYL Sales Force"...............................  3
    1.10      "Detail-Based Compensation"...................................  3
    1.11      "Detail-Based Compensation Reconciliation Payment"............  3
    1.12      "Effective Date"..............................................  4
    1.13      "ELDEPRYL Brand"..............................................  4
    1.14      "ELDEPRYL Brand Unit".........................................  4
    1.15      "ELDEPRYL Detail".............................................  4
    1.16      "FDA".........................................................  4
    1.17      "First Position Presentation".................................  5
    1.18      "Gross Sales-Based Compensation"..............................  5
    1.19      "Key Prescribers".............................................  5
    1.20      "Key Prescriber Marketing Plan"...............................  5
    1.21      "Managing Committee"..........................................  5
    1.22      "Minimum Aggregate Monthly Details"...........................  6
    1.23      "Minimum Aggregate Quarterly Details".........................  6
    1.24      "Monthly Detail Payment"......................................  7
    1.25      "Monthly Detail Payment Reduction"............................  7
    1.26      "NDA".........................................................  7
    1.27      "Promotional Materials".......................................  7
    1.28      "Proprietary Information".....................................  7
    1.29      "Quarterly Detail Payment"....................................  7
    1.30      "Quarterly Detail Payment Reduction"..........................  7
    1.31      "Sample"......................................................  7
    1.32      "Target Aggregate Monthly Details"............................  8
    1.33      "Target Aggregate Quarterly Details"..........................  8
    1.34      "Term"........................................................  8
    1.35      "Territory"...................................................  9
    1.36      "Total Actual Details"........................................  9
    1.37      "Total Detail Payment Reduction"..............................  9
    1.38      "Total Government Discounts and Rebates"......................  9


                                          i.

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                                  TABLE OF CONTENTS
                                     (CONTINUED)
                                                                            PAGE

ARTICLE 2.    PROMOTION RIGHTS.............................................. 10
    2.1       Appointment of CoCensys....................................... 10
    2.2       Rights Retained by Somerset................................... 10

ARTICLE 3.    MANAGING COMMITTEE; KEY PRESCRIBER MARKETING PLAN............. 11
    3.1       Managing Committee............................................ 11
              (a)  Formation; Meetings...................................... 11
              (b)  Functions of the Managing Committee...................... 12
    3.2       Dispute Resolution............................................ 13

ARTICLE 4.    PROMOTION OF ELDEPRYL BRAND................................... 14
    4.1       CoCensys ELDEPRYL Sales Force................................. 14
    4.2       Training of CoCensys ELDEPRYL Sales Force..................... 14
              (a)  Continued Training....................................... 14
              (b)  Training Costs........................................... 15
    4.3       CoCensys ELDEPRYL Sales Force Support......................... 15
    4.4       Conduct of the CoCensys ELDEPRYL Sales Force.................. 15
    4.5       Bonus Program for CoCensys ELDEPRYL Sales Force............... 16
    4.6       Other Marketing Activities to Physicians...................... 17
              (a)  Physicians Who Are Not Key Prescribers................... 17
              (b)  Non-Sales Call Activity.................................. 17
    4.7       Other Uses of CoCensys Sales Force............................ 18
    4.8       Number of ELDEPRYL Details.................................... 19
    4.9       Records and Reports Regarding Promotion Activities............ 19
    4.10      Forwarding of ELDEPRYL Brand Orders........................... 20

ARTICLE 5.    SOMERSET RIGHTS AND OBLIGATIONS............................... 20
    5.1       [     *     ] Marketing Responsibility........................ 20
    5.2       Supply and Distribution of ELDEPRYL Brand..................... 21
    5.3       Regulatory Compliance......................................... 21
    5.4       Product Recall................................................ 21
    5.5       Promotional Materials......................................... 22
              (a)  Somerset Materials....................................... 22
              (b)  Rights To Promotional Materials.......................... 22
    5.6       [     *     ] Developments Relating to ELDEPRYL Brand......... 23
    5.7       Sales and Inventory Data...................................... 23
    5.8       Somerset Costs................................................ 24


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                                  TABLE OF CONTENTS
                                     (CONTINUED)
                                                                            PAGE

ARTICLE 6.    JOINT OBLIGATIONS............................................. 24
    6.1       Assistance and Notifications to Other Party................... 24
    6.2       Samples of ELDEPRYL Brand..................................... 25
              (a)  Costs.................................................... 25
              (b)  Shrink-Wrap.............................................. 25
              (c)  Disposition Upon Termination............................. 25
    6.3       Requests for Information from Key Prescribers................. 26
    6.4       Market Surveys................................................ 26
    6.5       Withdrawal of ELDEPRYL Brand.................................. 26
    6.6       Non-Solicitation of Employees................................. 27

ARTICLE 7.    COMPENSATION.................................................. 27
    7.1       Detail-Based Compensation..................................... 27
              (a)  Detail Payments.......................................... 27
              (b)  Reduction in Detail Payments............................. 29
              (c)  Detail-Based Compensation Reconciliation................. 31
              (d)  ......................................................... 34
    7.2       Gross Sales-Based Compensation................................ 34
              (a)  ......................................................... 34
              (b)  ......................................................... 34
              (c)  ......................................................... 35
              (d)  ......................................................... 35
    7.3       Adjustments in the Event of Changes in Government Mandated
              Discounts and Rebates......................................... 36
    7.4       Audit Rights.................................................. 37

ARTICLE 8.    TERM; TERMINATION............................................. 38
    8.1       Renewal Terms................................................. 38
    8.2       Termination Rights............................................ 38
    8.3       Termination Upon Cessation of Sale of ELDEPRYL Brand.......... 38
    8.4       Termination for Breach........................................ 38
    8.5       Effect of Termination......................................... 39
    8.6       Termination of the 1996 Agreement............................. 39

ARTICLE 9.    WARRANTIES, REPRESENTATIONS AND COVENANTS..................... 40
    9.1       Warranties and Representations of Each Party.................. 40
    9.2       Warranties and Representations of Somerset.................... 40
    9.3       Warranties and Representations of CoCensys.................... 41


                                         iii.


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                                  TABLE OF CONTENTS
                                     (CONTINUED)
                                                                            PAGE

ARTICLE 10.   INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.................. 41
    10.1      Notice........................................................ 41
    10.2      Conduct of Infringement Actions............................... 41

ARTICLE 11.   INDEMNIFICATION............................................... 42
    11.1      Indemnification by Somerset................................... 42
    11.2      Indemnification by CoCensys................................... 42
    11.3      Indemnification Procedure..................................... 43

ARTICLE 12.   CONFIDENTIALITY............................................... 44
    12.1      Nondisclosure and Nonuse Obligations.......................... 44
    12.2      Exceptions.................................................... 45
    12.3      Authorized Disclosure......................................... 45
    12.4      Obligations at End of Term.................................... 46
    12.5      Retention of Proprietary Information.......................... 46

ARTICLE 13.   PUBLICITY..................................................... 47
    13.1      ...............................................................47
    13.2      ...............................................................47

ARTICLE 14.   MISCELLANEOUS................................................. 48
    14.1      Notices....................................................... 48
    14.2      Captions and Section References............................... 48
    14.3      Severability.................................................. 49
    14.4      Entire Agreement.............................................. 49
    14.5      Amendment..................................................... 49
    14.6      Counterparts.................................................. 50
    14.7      Waiver........................................................ 50
    14.8      Force Majeure................................................. 50
    14.9      Assignment; Benefits and Binding Nature of Agreement.......... 50
    14.10     Survival...................................................... 51
    14.11     Not Strictly Construed Against Either Party................... 51
    14.12     Governing Law................................................. 51


                                         iv.
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                                  TABLE OF CONTENTS
                                     (CONTINUED)
                                                                            PAGE

Exhibit 5.7 - Somerset Standard Sales Report Format.......................... 53

Exhibit 7.1(d) -  Examples of Calculation of Detail-Based Compensation Under
    Different Hypothetical Scenarios......................................... 54

Exhibit 7.2.................................................................. 57


                                          v.

                               1997 PROMOTION AGREEMENT

    THIS 1997 PROMOTION AGREEMENT ("Agreement"), is made this 7 day of April, 1997, by and between SOMERSET PHARMACEUTICALS, INC., with offices at 5215 W. Laurel Street, Tampa, Florida 33607 ("Somerset"), and COCENSYS, INC., with offices at 213 Technology Drive, Irvine, California 92718 ("CoCensys"), with respect to the following:

    WHEREAS, Somerset has the right, under its approved New Drug Application, to market ELDEPRYL Brand (as further defined in Section 1.13) in the United States; and

    WHEREAS, CoCensys has established a marketing and a sales organization which currently is promoting certain drugs belonging to third parties to neurologists and psychiatrists pursuant to certain agreements on file with the United States Securities and Exchange Commission as of the date of this Agreement; and

    WHEREAS, the parties executed a Promotion Agreement dated January 4, 1996 whereby Somerset utilized CoCensys' sales force to promote ELDEPRYL Brand to neurologists in the United States on terms and conditions contained therein.

    WHEREAS, the parties wish to terminate the January 4, 1996 Promotion Agreement and continue their relationship on the revised terms provided for in this Agreement.


                                          1.

    NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

                                      ARTICLE 1.
                                     DEFINITIONS

    The following capitalized terms shall have the meanings indicated for purposes of this Agreement:

    1.1  "ACTUAL GROSS SALES" shall mean,  during the Term, [      *      ].
The amount of Actual Gross Sales may be adjusted upon mutual agreement of the parties pursuant to Section 7.3.

    1.2 "ACTUAL MONTHLY DETAILS" shall have the meaning set forth in Section 7.1(b)(ii)

    1.3 "ACTUAL QUARTERLY DETAILS" shall have the meaning set forth in Section 7.1(b)(i).

    1.4 "ADJUSTED ANNUALIZED DETAIL PAYMENT REDUCTION" shall have the meaning set forth in Section 7.1(c)(ii).

    1.5 "ADJUSTED DETAIL-BASED COMPENSATION RECONCILIATION PAYMENT" shall have the meaning set forth in Section 7.1(c)(ii).


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    1.6   "ADJUSTED TARGET DETAILS" shall have the meaning set forth in Section
7.1(c)(ii).

    1.7 "AFFILIATE" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question. Solely for purposes of this definition, the term "control" shall mean direct or indirect beneficial ownership equal to or in excess of 50% of the voting or income interest in such corporation or other business entity.

    1.8 "ANNUALIZED DETAIL PAYMENT REDUCTION" shall have the meaning set forth in Section 7.1(c)(i).

    1.9 "COCENSYS ELDEPRYL SALES FORCE" shall mean those members of CoCensys's sales force, as more fully described in Section 4.7, who make ELDEPRYL Details to Key Prescribers.

    1.10  "DETAIL-BASED COMPENSATION" shall have the meaning set forth in
Section 7.1(a)(i).

    1.11 "DETAIL-BASED COMPENSATION RECONCILIATION PAYMENT" shall have the meaning set forth in Section 7.1(c)(i).


    1.12  "EFFECTIVE DATE" shall mean January 1, 1997.


                                          3.

    1.13 "ELDEPRYL BRAND" shall mean (i) that prescription pharmaceutical product, in 5 mg capsule form, indicated in the Territory for the adjunctive treatment of late stage Parkinson's disease, owned by Somerset and promoted as of the Effective Date under the trademark ELDEPRYL, the active ingredient of which is selegiline hydrochloride (the "Current Formulation") and
[      *      ].

    1.14 "ELDEPRYL BRAND UNIT" shall mean 60 capsules, 5 mg each, of ELDEPRYL Brand.

    1.15  "ELDEPRYL DETAIL" shall mean a [     *     ] detail for ELDEPRYL
Brand between a CoCensys salesperson and a Key Prescriber.  As used herein, [
*     ] means that ELDEPRYL Brand is [          *          ] such sales call.

    1.16  "FDA" shall mean the United States Food and Drug Administration.

    1.17 "FIRST POSITION PRESENTATION" shall mean a single discussion relating to a pharmaceutical product which is held at the commencement of a meeting between a CoCensys salesperson and a physician.

    1.18  "GROSS SALES-BASED COMPENSATION" shall have the meaning set forth in
Section 7.2.


                                          4.

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   1.19  "KEY PRESCRIBERS" shall mean those neurologists and "High Prescribing
Non-Neurologists" in the Territory, set forth on a target list approved by the Managing Committee pursuant to Section 3.1(b)(v), as such target list may be amended from time to time during the Term, to whom CoCensys will make ELDEPRYL Details. "High Prescribing Non-Neurologists" shall mean those non-neurologists
in the Territory who rank [     *     ] in CoCensys' decile system for
identifying high prescribers of ELDEPRYL Brand, and any other non-neurologists agreed to by Somerset.

   1.20 "KEY PRESCRIBER MARKETING PLAN" shall mean that marketing plan which has been agreed to by the parties and which sets forth the marketing strategy and tactics to be used in promoting ELDEPRYL Brand to Key Prescribers during the Term. The Key Prescriber Marketing Plan may be adjusted from time-to-time pursuant to Section 3.1(b)(ii).

   1.21  "MANAGING COMMITTEE" shall mean the committee established pursuant to
Section 3.1 which is responsible for oversight of the co-promotion relationship between CoCensys and Somerset in the Territory, including, but not limited to, the marketing, advertising and promotion of ELDEPRYL Brand pursuant to this Agreement.

   1.22  "MINIMUM AGGREGATE MONTHLY DETAILS" shall be equal to:


             [   *   ], at the conclusion of the first month of the Term; or

             [   *   ], at the conclusion of the second month of the Term; or


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             [   *   ], at the conclusion of the third month of the Term; or

             [   *   ], at the conclusion of the fourth month of the Term; or

             [   *   ], at the conclusion of the fifth month of the Term; or

             [   *   ], at the conclusion of the sixth month of the Term; or

             [   *   ], at the conclusion of the seventh month of the Term; or

             [   *   ], at the conclusion of the eighth month of the Term; or

             [   *   ], at the conclusion of the ninth month of the Term; or

             [   *   ], at the conclusion of the tenth month of the Term; or

             [   *   ], at the conclusion of the eleventh month of the Term; or

             [   *   ], at the conclusion of the twelfth month of the Term.


   1.23  "MINIMUM AGGREGATE QUARTERLY DETAILS" shall be equal to:

             [   *   ], at the conclusion of the first quarter of the Term; or

             [   *   ], at the conclusion of the second quarter of the Term; or

             [   *   ], at the conclusion of the third quarter of the Term; or

             [   *   ], at the conclusion of the fourth quarter of the Term.


                                          6.

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   1.24  "MONTHLY DETAIL PAYMENT" shall have the meaning set forth in Section
7.1(a)(ii).

   1.25  "MONTHLY DETAIL PAYMENT REDUCTION" shall have the meaning set forth in
Section 7.1(b)(ii).

   1.26  "NDA" shall mean an FDA-approved new drug application.

   1.27  "PROMOTIONAL MATERIALS" shall have the meaning set forth in
Section 5.5.

   1.28 "PROPRIETARY INFORMATION" shall mean any proprietary or confidential information communicated by one party hereto to the other, whether in written, electronic, graphic or oral form, which is so identified as proprietary or confidential by the disclosing party, or which the receiving party knows or has reason to know is proprietary or confidential including, but not limited to, financial, marketing, business, technical or scientific information or data.

   1.29 "QUARTERLY DETAIL PAYMENT" shall have the meaning set forth in Section 7.1(a)(i).

   1.30 "QUARTERLY DETAIL PAYMENT REDUCTION" shall have the meaning set forth in Section 7.1(b)(i).

   1.31 "SAMPLE" shall mean complimentary supply of ELDEPRYL Brand capsules or other dosage forms which are distributed by the CoCensys ELDEPRYL Sales Force to Key Prescribers, pursuant to the provisions of the Prescription Drug Marketing Act.


                                          7.

   1.32  "TARGET AGGREGATE MONTHLY DETAILS" shall be equal to:

             [   *   ], at the conclusion of the first month of the Term; or

             [   *   ], at the conclusion of the second month of the Term; or

             [   *   ], at the conclusion of the third month of the Term; or

             [   *   ], at the conclusion of the fourth month of the Term; or

             [   *   ], at the conclusion of the fifth month of the Term; or

             [   *   ], at the conclusion of the sixth month of the Term; or

             [   *   ], at the conclusion of the seventh month of the Term; or

             [   *   ], at the conclusion of the eighth month of the Term; or

             [   *   ], at the conclusion of the ninth month of the Term; or

             [   *   ], at the conclusion of the tenth month of the Term; or

             [   *   ], at the conclusion of the eleventh month of the Term; or

             [   *   ], at the conclusion of the twelfth month of the Term.



   1.33  "TARGET AGGREGATE QUARTERLY DETAILS" shall be equal to:

             [   *   ], at the conclusion of the first quarter of the Term; or

             [   *   ], at the conclusion of the second quarter of the Term; or


                                          8.

             [   *   ], at the conclusion of the third quarter of the Term; or

             [   *   ], at the conclusion of the fourth quarter of the Term.


   1.34 "TERM" shall mean the period commencing on the Effective Date and terminating December 31, 1997, unless terminated earlier pursuant to the provisions of Article 8.


   1.35 "TERRITORY" shall mean the United States of America, the District of Columbia and Puerto Rico, but not any other United States territories or possessions.

   1.36  "TOTAL ACTUAL DETAILS" shall equal the total number of ELDEPRYL
Details conducted by the CoCensys ELDEPRYL Sales Force from the Effective Date to the date of calculation. "Total Actual Details" shall be calculated (i) as of the last day of each calendar quarter during the Term; or, (ii) in the event this Agreement terminates prior to December 31, 1997, as of the last day of each month during the quarter in which such termination occurs and as of the effective date of termination.

   1.37  "TOTAL DETAIL PAYMENT REDUCTION" shall equal the sum of [   *   ] if
any, made to date and shall be calculated (i) at the conclusion of the Term, or
(ii) in the event of termination prior to December 31, 1997, as of the effective date of termination.


                                          9.

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   1.38  "TOTAL GOVERNMENT DISCOUNTS AND REBATES" shall mean all government mandated discounts and rebates on sales of ELDEPRYL Brand in the Territory during the Term.

                                      ARTICLE 2

                                   PROMOTION RIGHTS

   2.1 APPOINTMENT OF COCENSYS. Subject to Section 4.6, Somerset hereby appoints CoCensys, effective on the Effective Date and throughout the Term, as its exclusive agent to detail ELDEPRYL Brand to Key Prescribers in the Territory, in accordance with this Agreement. In addition, Somerset hereby appoints CoCensys, as of the Effective Date and throughout the Term, as a non-exclusive agent to promote ELDEPRYL Brand in the Territory to those third parties whom CoCensys's regional business directors meet with in the normal course of their business, in accordance with this Agreement.

   2.2 RIGHTS RETAINED BY SOMERSET. Except as otherwise expressly provided in this Agreement, Somerset shall be responsible for maintaining (or, to the extent permissible under existing contracts with third parties, causing such third parties to maintain) all rights in and to ELDEPRYL Brand including, but not limited to, the NDA(s) for ELDEPRYL Brand, the drug master file(s) for ELDEPRYL Brand, and all manufacturing, distribution, patent, copyright and trademark rights relating to ELDEPRYL Brand.


                                         10.

                                      ARTICLE 3

                  MANAGING COMMITTEE; KEY PRESCRIBER MARKETING PLAN

   3.1   MANAGING COMMITTEE.

         (a) FORMATION; MEETINGS. The Managing Committee will be responsible for all decisions regarding the marketing, advertising and promotion of ELDEPRYL Brand to Key Prescribers in the Territory. Somerset and CoCensys shall each appoint one (1) person as voting members of the Managing Committee, who will have expertise in marketing or sales. Each person will have experience which is relevant to the promotion of ELDEPRYL Brand contemplated by this Agreement. Somerset and CoCensys may from time to time each replace their respective voting representatives on the Managing Committee upon one (1) month prior written notice to the other party. In addition, each party may bring any non-voting representatives to meetings of the Managing Committee. Each party will ensure that at least one of its employees who has experience sufficient to monitor and coordinate the payments to be made between the parties hereunder will be available in person or by telephone for each meeting of the Managing Committee. The Managing Committee will meet quarterly, or more or less often as the Managing Committee determines to be appropriate. Such meetings shall be scheduled at mutually convenient times in places alternately selected by Somerset and CoCensys. Each party will bear its own costs for attendance at Managing Committee meetings. Any member may designate an alternate to act on his or her behalf at any meetings by notice (which may be oral) to the other members, said right not to be exercised more than two (2) times per year by each such member. Any member of the Managing Committee may request a meeting


                                         11.
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of the Managing Committee by giving written notice of such meeting at least fourteen (14) days before the desired date of such meeting. Any disputes within the Managing Committee will be resolved pursuant to Section 3.2 hereof.

         (b) FUNCTIONS OF THE MANAGING COMMITTEE. The Managing Committee will perform the following functions:

              (i) establish guidelines to govern the promotion of ELDEPRYL brand by CoCensys.

              (ii) review, comment upon and approve adjustments to the Key Prescriber Marketing Plan.

              (iii) monitor whether third party or governmental actions (e.g. third party publication, FDA mandated labeling change, new discovery, new product on the market, infringement of trademark rights) are having, or are likely to have, a material effect on Actual Gross Sales and suggest adjustments to the Key Prescriber Marketing Plan and/or recommend to the parties amendments to this Agreement to respond to such third party or governmental actions.

              (iv) in accordance with section 7.3, make recommendations to the parties in the event of material increases in Total Government Discounts and Rebates.

              (v) approve the target list of Key Prescribers, the initial version of which has already been approved by the parties. In addition, upon


                                         12.

                      approval of the Managing Committee, physicians may, from time to time, be added to or deleted from the list of Key Prescribers.

              (vi) determine whether and when the CoCensys ELDEPRYL Sales Force should provide Samples to Key Prescribers.

              (vii) otherwise monitor and oversee the promotion and marketing of ELDEPRYL Brand to physicians in the Territory and the relationship of the parties hereunder.

   3.2 DISPUTE RESOLUTION. In the event of a disagreement between the parties as to any matters within the scope of the responsibilities of the Managing Committee, the Managing Committee will, diligently and in good faith, seek to resolve the matter in dispute. If the Managing Committee is unable to resolve the dispute, despite its good faith efforts, within thirty (30) days of first addressing the matter, it shall, within ten (10) days thereafter, refer such dispute to the President of CoCensys and the President of Somerset who will discuss and attempt to resolve the dispute. If the Presidents of the parties are unable to resolve the dispute, the President of Somerset shall have ultimate authority to resolve all matters within the scope of the responsibilities of the Managing Committee, except for those matters set forth in Sections 1.19 and 3.1(b)(v).


                                         13.

                                       ARTICLE 4.

                             PROMOTION OF ELDEPRYL BRAND

   4.1 COCENSYS ELDEPRYL SALES FORCE. During the Term, subject to review and approval by the Managing Committee and consistent with the Key Prescriber Marketing Plan, CoCensys shall deploy the CoCensys ELDEPRYL Sales Force for the
delivery of ELDEPRYL Details to the Key Prescribers.  [     *     ].

   4.2   TRAINING OF COCENSYS ELDEPRYL SALES FORCE.

         (a) CONTINUED TRAINING. Subsequent to the Effective Date, Somerset may invite the CoCensys ELDEPRYL Sales Force to attend any training sessions which are provided by Somerset for the purpose of upgrading information relating to sales of ELDEPRYL Brand, including, but not limited to, information relating to new developments as set forth in Section 5.6. It is understood that such training sessions (i) will be provided on an as-needed basis by Somerset after discussions between CoCensys and Somerset regarding the content and format of such sessions and (ii) are subject to the approval of the Managing Committee. Somerset may require some or all of the CoCensys ELDEPRYL Sales Force to attend certain training sessions ("Mandatory Training Sessions").

         (b) TRAINING COSTS. All costs incurred under Section 4.2(a) shall be subject to prior approval by the Managing Committee. All costs incurred under
Section 4.2(a)


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(including but not limited to, training costs, transportation, and room and
board) for Mandatory Training Sessions will be borne [     *     ].  All costs
incurred under Sections 4.2(a) (including, but not limited to, training costs, transportation and room and board) for any other training will be borne
[     *     ].

    4.3  COCENSYS ELDEPRYL SALES FORCE SUPPORT.  CoCensys will, [     *     ]
employ a product segment manager and appropriate secretarial support to implement its obligations under this Agreement.

    4.4 CONDUCT OF THE COCENSYS ELDEPRYL SALES FORCE. In accordance with the Key Prescriber Marketing Plan and the terms and conditions of this Agreement, and subject to the Federal Food, Drug and Cosmetic Act, all regulations promulgated pursuant thereto and any and all applicable state laws and regulations, CoCensys shall use commercially diligent efforts to direct its CoCensys ELDEPRYL Sales Force to detail ELDEPRYL Brand to the Key Prescribers to so persuade such Key Prescribers to prescribe and use ELDEPRYL Brand. The CoCensys ELDEPRYL Sales Force shall conduct ELDEPRYL Details, shall execute the programs set forth in the Key Prescriber Marketing Plan and, where deemed appropriate by the Managing Committee, shall provide Samples to Key
Prescribers. Somerset may, from time to time and upon reasonable prior notice, request that a Somerset employee be allowed to join the CoCensys ELDEPRYL Sales Force for certain ELDEPRYL Details. Upon the authorization of CoCensys sales management, such authorization not to be unreasonably withheld, CoCensys will


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accommodate such request, provided that [          *          ] associated with
its employee engaging in such activity. In addition CoCensys will cause its regional business directors to make presentations regarding ELDEPRYL Brand to those third parties with whom such regional business directors meet in the normal course of their business. All presentations and materials to be utilized by CoCensys to so market, advertise or promote ELDEPRYL Brand shall be subject to the prior review of Somerset and, if applicable, the FDA. CoCensys shall cause the CoCensys ELDEPRYL Sales Force, and all other employees, agents and representatives of CoCensys, to comply with all applicable laws, regulations and guidelines in connection with the marketing, advertising and promotion of ELDEPRYL Brand, including the Prescription Drug Marketing Act and the Federal Anti-Kickback Statute.

    4.5  BONUS PROGRAM FOR COCENSYS ELDEPRYL SALES FORCE.  [     *     ] an
incentive cash bonus program for the CoCensys ELDEPRYL Sales Force.  The amount
of [     *     ] to be made available for distribution through such bonus
program (the "Bonus Pool") will be determined by [          *          ].  The
size of the Bonus Pool for the second six months of the Term shall be determined
by [          *          ] during such period.   Notwithstanding the foregoing,
[          *          ]. [          *          ] establish the criteria to be
used in dividing the Bonus Pool among the CoCensys ELDEPRYL Sales Force.
[        *          ] adjust the specific bonus amounts to be paid to individual members of the


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CoCensys ELDEPRYL Sales Force in order to reflect the ELDEPRYL Brand sales
efforts of such individuals; provided, however, that [          *          ]
documentation which lists the names of the recipients and the amount of the
bonus he/she received.  [          *          ].

    4.6  OTHER MARKETING ACTIVITIES TO PHYSICIANS.

              (a) PHYSICIANS WHO ARE NOT KEY PRESCRIBERS. During the Term hereof, CoCensys may, at its sole discretion, make sales calls or presentations regarding ELDEPRYL Brand to physicians in the Territory who are not Key Prescribers.

              (b) NON-SALES CALL ACTIVITY. During the Term hereof, Somerset will not make sales calls regarding ELDEPRYL Brand to Key Prescribers in the Territory. Somerset may, however, engage in other (i.e. non-sales call) marketing, advertising or promotion activities for ELDEPRYL Brand directed at neurologists or other physicians in the Territory, provided that all of the foregoing activities will be funded in full by Somerset. Somerset agrees to notify CoCensys of any such other activities.

    4.7 OTHER USES OF COCENSYS SALES FORCE. Somerset acknowledges and understands that CoCensys has certain obligations relating to the deployment of the CoCensys ELDEPRYL Sales Force pursuant to a promotion agreement which is on file with the United States Securities and Exchange Commission as of the date of execution of this Agreement. CoCensys represents and warrants that, as of the
Effective Date, there are at least [     *     ] members of the


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CoCensys ELDEPRYL Sales Force and that, during the Term, the CoCensys ELDEPRYL
Sales Force will only be utilized to deliver to Key Prescribers (i) a
[     *    ] Presentation for a [     *     ] pharmaceutical product and (ii)
an ELDEPRYL Detail.  CoCensys further represents and warrants that the size of
the CoCensys ELDEPRYL Sales Force will not fall below [     *     ] in number
except as a result of attrition, in which event CoCensys will, within sixty
(60) days of the date upon which the size of the CoCensys ELDEPRYL Sales Force
fell below [     *    ] hire additional salespeople to replace those lost
through attrition and to cause the size of the CoCensys ELDEPRYL Sales Force
to number at least [     *    ] Provided that the CoCensys ELDEPRYL Sales Force
is comprised of at least [    *     ] CoCensys sales representatives and
provided that CoCensys continues to meet all of its obligations hereunder, in the event that CoCensys increases the size of its overall sales force to more
than [     *     ] sales representatives, CoCensys shall have the right, in its sole discretion and upon prior written notice to Somerset and after consultation with Somerset, to utilize those members of its sales force who are not members of the CoCensys ELDEPRYL Sales Force to market, advertise, promote or otherwise sell other pharmaceutical products to neurologists. Notwithstanding the foregoing, during the Term, CoCensys will not promote any pharmaceutical product, other than ELDEPRYL Brand, with an approved indication for Parkinson's disease without the prior written consent of Somerset.


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    4.8  NUMBER OF ELDEPRYL DETAILS.   CoCensys represents that the CoCensys
ELDEPRYL Sales Force will present at least [     *     ] ELDEPRYL Details per
calendar quarter. Failure to deliver the full [     *     ] ELDEPRYL Details per
calendar quarter shall not be deemed a material breach of, or failure to perform under, this Agreement, PROVIDED, HOWEVER, if, in any calendar quarter, CoCensys fails to deliver the Minimum Aggregate Quarterly Details, and such failure was not caused by an event of force majeure, then Detail-Based Compensation for such calendar quarter shall be adjusted pursuant to Section 7.1(b)(i).

    4.9 RECORDS AND REPORTS REGARDING PROMOTION ACTIVITIES. CoCensys will keep complete and accurate records of the ELDEPRYL Details made by the CoCensys ELDEPRYL Sales Force (including numbers of ELDEPRYL Details, names of Key Prescribers, date of presentation and general response to such presentations) and the other activities carried out pursuant to the Key Prescriber Marketing Plan. CoCensys will provide Somerset a quarterly report summarizing such matters. CoCensys will maintain such records for three (3) years following the period to which they relate. CoCensys shall permit Somerset to have such records examined by independent certified public accountants retained by Somerset and acceptable to CoCensys, during regular business hours and upon reasonable advance notice, but not later than three (3) years following the date of any such records and no more often than one (1) time per year. Such independent accountants shall, pursuant to separate written contract, keep confidential any information obtained during such examination and shall report to Somerset only the number of ELDEPRYL Details per quarter. Any such information so reviewed and any such information reported shall be considered the Proprietary Information of CoCensys. In the


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absence of material discrepancies (in excess of [     *     ] of the total
number of ELDEPRYL Details required of CoCensys for such quarter) in any request for a refund resulting from such audit, the accounting expense shall be paid by Somerset. If material discrepancies do result, CoCensys shall bear the accounting expense. Any amounts due to Somerset arising from such discrepancies shall be paid by CoCensys within ten (10) business days of receipt by CoCensys of a written notice from Somerset that such discrepancies exists. Somerset will keep complete and accurate records of the activities carried out by Somerset pursuant to the Key Prescriber Marketing Plan. Somerset will make such records available to CoCensys during Somerset's regular business hours and will provide CoCensys a quarterly report summarizing such matters. Somerset will maintain such records for three (3) years following the period to which they relate.

    4.10 FORWARDING OF ELDEPRYL BRAND ORDERS. Any orders for ELDEPRYL Brand received by CoCensys, including members of the CoCensys ELDEPRYL Sales Force, will be promptly forwarded to Somerset.

                                       ARTICLE 5.
                           SOMERSET RIGHTS AND OBLIGATIONS

    5.1   [     *     ] MARKETING RESPONSIBILITY.  Except as explicitly set
forth in this Agreement, Somerset shall be responsible for
[         *         ].


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    5.2   SUPPLY AND DISTRIBUTION OF ELDEPRYL BRAND.  In accordance with
Somerset's general business practices, Somerset shall use commercially diligent efforts to perform, or cause to be performed, all manufacturing, labeling, packaging, warehousing, maintenance of inventory, distribution, order entry, customer services and all other activities to supply and distribute ELDEPRYL Brand in order to fill the orders generated by the activities of CoCensys hereunder and to supply and distribute Samples in accordance with Section 6.2. Somerset shall accept orders for ELDEPRYL Brand in accordance with Somerset's general business practices.

    5.3 REGULATORY COMPLIANCE. Unless otherwise required by law, Somerset will retain exclusive authority and responsibility for complying with all regulatory requirements and maintaining all government agency contacts relating to ELDEPRYL Brand, including, but not limited to, maintaining and updating the
NDA(s) for ELDEPRYL Brand; [          *          ] the reporting of any adverse
drug reactions to the FDA; the filing of Promotional Materials with the FDA; and the payment of Medicaid and other governmental rebates which in Somerset's sole judgment are due and owing. Nothing herein shall obligate Somerset
[          *         ].

    5.4 PRODUCT RECALL. In the event that (i) Somerset determines that an event, incident or circumstances has occurred which may result in the need for a recall or other removal of ELDEPRYL Brand or any lot or lots thereof from the market in the Territory, (ii) the FDA requires a recall of ELDEPRYL Brand or
(iii) the FDA requires distribution of a "Dear Doctor" letter, Somerset shall promptly advise CoCensys with respect thereto. With respect to clause (i) above, Somerset shall, in its sole discretion, have the right to order a recall or other removal


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after such notification.  With respect to clauses (ii) and (iii) above, Somerset shall order such recall or distribute such "Dear Doctor" letter after such
notification.  [          *          ].

    5.5   PROMOTIONAL MATERIALS.

          (a) SOMERSET MATERIALS.  In accordance with the Key Prescriber
Marketing Plan, Somerset shall, [     *     ] produce, provide and ship to
CoCensys reasonable quantities of promotional, sales, marketing and educational materials for ELDEPRYL Brand (the "Promotional Materials") to allow CoCensys to fulfill its obligations hereunder. Such Promotional Materials shall include, by way of example, promotional brochures, videos, visual aids, approved reprints, medically relevant reminder items, continuing medical education programs, patient education and compliance programs, medical literature, medical group presentations, market research and direct mail programs. All Promotional Materials will be approved by the medical and regulatory departments of Somerset. In addition to the foregoing, Somerset shall provide CoCensys with two (2) copies of each item of Promotional Material for CoCensys's archives.

          (b) RIGHTS TO PROMOTIONAL MATERIALS. As between Somerset and CoCensys, Somerset shall own all right, title and interest in and to any Promotional Materials provided to CoCensys pursuant to this Section 5.5 including applicable copyrights and trademarks. Somerset hereby grants to CoCensys the right, during the Term, to use all Promotional Materials and all sales, marketing, educational and training materials produced by Somerset and supplied to


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CoCensys with respect to ELDEPRYL Brand in conjunction with CoCensys's promotion of ELDEPRYL Brand.

    5.6   [     *     ] DEVELOPMENTS RELATING TO ELDEPRYL BRAND.  Somerset
will promptly inform CoCensys of the following information relating to ELDEPRYL
Brand: (i) [          *          ] (ii) [          *          ] (iii)
[          *          ] and (iv) any changes in regulations affecting
ELDEPRYL Brand or Somerset's obligations with respect to this Agreement. CoCensys will promptly inform Somerset of information relating to changes in regulations affecting CoCensys' obligations with respect to this Agreement. Based on such information, and subject to any federal, state or local laws and/or regulations, Somerset shall use commercially diligent efforts to maintain the training materials supplied to CoCensys pursuant to this Agreement current
with such [     *     ] information.

    5.7 SALES AND INVENTORY DATA. Somerset will provide CoCensys with a report of overall sales of ELDEPRYL Brand in the Territory, in Somerset's standard sales report format, a copy of which is attached hereto as Exhibit 5.7, for each month of the Term as it becomes available to Somerset in the normal course of business. Somerset shall also provide CoCensys with a report of inventories and back orders of ELDEPRYL Brand.


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    5.8   SOMERSET COSTS.  Except as specifically set forth in this Agreement,
[          *          ] in accordance with the marketing budget which has been
established for the Term.  In the event [     *     ] are materially affecting
sales of ELDEPRYL Brand, Somerset may, after notification to CoCensys,
[     *    ] to respond to such [     *     ].

                                      ARTICLE 6.
                                  JOINT OBLIGATIONS

    6.1 ASSISTANCE AND NOTIFICATIONS TO OTHER PARTY. Each party agrees to provide to the other reasonable assistance and take actions reasonably requested by the other party that are necessary to enable the other party to comply with its obligations hereunder and with any law or regulation applicable to ELDEPRYL Brand, including, but not limited to, Somerset's meeting its reporting and other obligations under Section 5.3. Such assistance and actions shall include, among other things: (i) CoCensys promptly reporting to Somerset adverse drug reactions of which it becomes aware, so as to permit Somerset to meet its FDA reporting and other obligations in a timely fashion; (ii) Somerset carrying out any FDA-mandated notifications relating to ELDEPRYL Brand; (iii) Somerset immediately notifying CoCensys of any inquiry or other contact by the FDA or any other governmental agency or authority with Somerset or its Affiliates relating to ELDEPRYL Brand, except that Somerset will notify CoCensys only of such inquiries or contacts which may materially affect CoCensys's performance of its obligations relating to ELDEPRYL Brand under this Agreement or which may adversely affect Somerset's


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ability to manufacture and supply ELDEPRYL Brand; and (iv) Somerset promptly notifying CoCensys of any adverse drug reactions to ELDEPRYL Brand or any regulatory action with respect to ELDEPRYL Brand. Somerset will make available to CoCensys all FDA-authorized procedures and forms necessary for CoCensys to meet its obligations hereunder.

    6.2  SAMPLES OF ELDEPRYL BRAND.

         (a) COSTS. Pursuant to Section 3.1(b)(vi) hereof, the Managing Committee may determine that the CoCensys ELDEPRYL Sales Force should provide Samples of ELDEPRYL Brand to some or all Key Prescribers. Upon such determination, Somerset shall make Samples of ELDEPRYL Brand available to CoCensys in such amounts and at such times as may be determined by the Managing Committee. Samples will be shipped to the one or more locations designated by CoCensys by written notice to Somerset. Sample distribution and accountability will be administered by Somerset.

         (b) SHRINK-WRAP. All Samples shall be encased in shrink-wrap and packaged appropriately to comply with FDA packaging requirements.

         (c) DISPOSITION UPON TERMINATION. Within thirty (30) days after the end of the Term, or other earlier termination date, CoCensys shall return, or otherwise dispose of in accordance with written instructions from Somerset, all remaining Samples provided by Somerset and will provide Somerset with a certified statement that CoCensys has utilized commercially diligent efforts to ensure that, to the best of CoCensys's knowledge, all remaining Samples have


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been returned or otherwise properly disposed of and that CoCensys is no longer in possession or control of any such Samples in any form or fashion.

    6.3 REQUESTS FOR INFORMATION FROM KEY PRESCRIBERS. The parties acknowledge that each may receive requests for medical or technical information, or reports of adverse drug reactions, concerning ELDEPRYL Brand from Key Prescribers and others. The parties agree that it shall be the obligation of Somerset to so respond and/or report, as appropriate, and CoCensys shall ensure that its employees and agents comply with Somerset's adverse event reporting procedures and policies.


    6.4 MARKET SURVEYS. Each party hereto may, at its discretion and expense, undertake such market surveys, research or analyses relating to ELDEPRYL Brand as it deems fit, and such surveys, research or analyses shall remain the property of the party undertaking same. Each party shall make such surveys, research and analyses specifically relating to ELDEPRYL Brand available to the other party at no cost to that other party. Somerset may request that CoCensys undertake market surveys, research or analyses relating to ELDEPRYL Brand and CoCensys may, in its sole discretion, elect to undertake such surveys, research
or analyses.  [          *          ].

    6.5 WITHDRAWAL OF ELDEPRYL BRAND. Each party agrees to notify the other immediately of any pending or threatened event which may lead to withdrawal of ELDEPRYL Brand from the market, including, without limitation; (i) actual or threatened regulatory action


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by the FDA or other governmental entity, including, but not limited to, the loss by Somerset of any right necessary to market ELDEPRYL Brand; or (ii) safety concerns relating to ELDEPRYL Brand. The final decision as to whether to so withdraw ELDEPRYL Brand shall be within Somerset's sole discretion. In the event of such withdrawal of ELDEPRYL Brand, the rights of the parties shall be governed by Section 8.3 hereof.


    6.6 NON-SOLICITATION OF EMPLOYEES. During the Term, neither party will solicit for the purpose of hiring the sales and marketing employees of the other party.

                                      ARTICLE 7.

                                     COMPENSATION

    7.1  DETAIL-BASED COMPENSATION.

         (a)  DETAIL PAYMENTS.

              (i) Subject to the terms and conditions of this agreement, as compensation for the ELDEPRYL Details to be made each calendar quarter by the CoCensys ELDEPRYL Sales Force during the calendar year 1997, Somerset shall pay
                   [          *          ] ("Detail-Based Compensation") to
                   CoCensys. Detail-Based Compensation shall be due and
                   payable in four (4) equal quarterly installments of
                   [          *          ] for each calendar quarter


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                   during the Term ("Quarterly Detail Payment") (unless subject to adjustment under Sections 7.1 (a) (ii) or 7.1 (b)). CoCensys acknowledges that, prior to the date of execution
                   of this Agreement it received [     *     ] of the first
                   Quarterly Detail Payment due hereunder.  The [     *     ]
                   balance of the first Quarterly Detail Payment shall be made within 5 days after the execution of this Agreement by both parties, and each subsequent Quarterly Detail Payment shall be made on April 1, 1997, July 1, 1997 and October 1, 1997.

              (ii) In the event that a notice of termination is given by either party pursuant to Section 8 hereof, then commencing on the first day of the calendar quarter following the calendar quarter for which the last Quarterly Detail Payment has been made, (if the effective date of such termination has not yet occurred) Detail-Based Compensation shall be paid, until the effective date of termination, on a monthly basis on the first day of each month and shall be in the amount of
                   [     *     ] (unless subject to adjustment under
                   Section 7.1 (b)(ii)) ("Monthly Detail Payment"). The final Monthly Detail Payment shall be paid on a pro-rata basis in the event that the effective date of termination does not occur on the final day of any calendar month.


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         (b)  REDUCTION IN DETAIL PAYMENTS.

              (i) Commencing with the first quarter of the Term, not later than thirty (30) days after the end of each quarter during the Term, CoCensys will send to Somerset a statement indicating the number of ELDEPRYL Details made by the CoCensys ELDEPRYL Sales Force during each such completed quarter ("Actual Quarterly Details") and shall compute the Total Actual Details as of the last day of the completed quarter in the manner provided in Section 1.36. In the event that Total Actual Details as of the end of such quarter are less than the Minimum Aggregate Quarterly Details for such quarter as set forth in Section 1.23, Somerset shall be entitled to a "Quarterly Detail Payment Reduction". The Quarterly Detail Payment Reduction for such
                   quarter shall be equal to [     *     ] where

                   A =  [     *     ] (applicable to the end of such quarter)
                        minus [     *     ] (through the end of such quarter);
                        and
                   B =  the [     *     ] paid to Somerset by CoCensys, if any,
                        for any prior quarters of the Term.

                   CoCensys shall pay to Somerset such Quarterly Detail Payment Reduction with delivery of the statement indicating the Actual


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                   Quarterly Details.  If payment is not received, Somerset may deduct any Quarterly Detail Payment Reduction from any future Quarterly Detail Payment or any other payment due to CoCensys by Somerset.

              (ii) In the event that any Monthly Detail Payment is due pursuant
                   To Section 7.1 (a) (ii) hereof, CoCensys shall be required, within 30 days after the end of the month, to provide Somerset with a statement indicating the number of ELDEPRYL Details made by the CoCensys ELDEPRYL Sales Force during each such month or portion thereof ("Actual Monthly Details"). CoCensys shall include on the statement the number of Total Actual Details completed as of the end of such month as set forth in Section 1.36. In the event that Total Actual Details are not equal to or greater than the Minimum Aggregate Monthly Details for the period upon which Total Actual Details are based, as defined in Section 1.22, Somerset shall be entitled to a "Monthly Detail Payment Reduction." The Monthly Detail Payment Reduction for a
                   given month shall be equal to [     *     ], where

                   C =  [     *     ] (applicable to the end of such month)
                        minus [          *          ] (through the end of such
                        month); and


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                   D =  the [          *          ] if any, for any prior
                        months of the Term.

                        CoCensys shall pay to Somerset such Monthly Detail Payment Reduction with delivery of the statement indicating the Actual Monthly Details. If payment is not received, Somerset may deduct any Monthly Detail Payment Reduction from any future Monthly Detail Payment or any other payment due to CoCensys by Somerset.

         (c)  DETAIL-BASED COMPENSATION RECONCILIATION.

              (i) At the conclusion of the full Term, Somerset shall calculate the Total Actual Details for the entire Term and Total Detail Payment Reduction for the entire Term, if any, in the manner provided in Sections 1.36 AND 1.37 respectively. In the event that Total Actual Details are equal to or greater
                   than [     *     ], then Somerset shall reimburse to
                   CoCensys the amount of the Total Detail Payment Reduction,
                   if any, previously paid by CoCensys.   In the event that the
                   Total Actual Details are less than [     *     ], Somerset
                   shall calculate the "Annualized Detail Payment


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                   Reduction" by multiplying [          *          ].  If the
                   Annualized Detail Payment Reduction is less than the Total Detail Payment Reduction for the entire Term,
                   [          *          ].  If the Annualized Detail Payment
                   Reduction is equal to the Total Detail Payment Reduction,
                   then Somerset shall [          *          ].  If the
                   Annualized Detail Payment Reduction is greater than the Total Detail Payment Reduction, then CoCensys shall pay to
                   Somerset an amount equal to [          *          ] The
                   Detail-Based Compensation Reconciliation Payment, if any, shall be made no later than February 10, 1998.

              (ii) In the event that this Agreement is terminated prior to the conclusion of the Term, Somerset shall calculate Total Actual Details as of the termination date and Total Detail Payment Reduction as of the termination date in the manner provided in Sections 1.36 AND 1.37 respectively. In addition, "Adjusted Target Details" shall be calculated in the following manner: Adjusted Target Details =
                   [     *     ].  In the event that the Total Actual Details
                   are equal to or greater than the Adjusted Target Details,
                   [          *          ].  In the event that the Total Actual
                   Details are less than the Adjusted Target Details,
                   [          *          ].  If the


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                   Adjusted Annualized Detail Reduction is less than the Total
                   Detail Payment Reduction, [          *          ].  If the
                   Adjusted Annualized Detail Payment Reduction is equal to the
                   Total Detail Payment Reductions, [          *          ].  If
                   the Adjusted Annualized Detail Payment Reduction is greater than the Total Detail Payment Reduction, then
                   [          *          ].  The Adjusted Detail-Based
                   Compensation Reconciliation Payment shall be made no later than February 10, 1998.

         (d) Examples of Detail-Based Compensation, under different hypothetical sales scenarios, are set forth on Exhibit 7.1 (d).

    7.2  GROSS SALES-BASED COMPENSATION.

         (a) No later than February 10, 1998, Somerset shall send CoCensys a statement setting forth Actual Gross Sales of ELDEPRYL Brand and shall pay to CoCensys, with delivery of the statement indicating the Actual Gross Sales, the amount of compensation listed on
              Exhibit 7.2 (the "Gross Sales-Based Compensation"), so long as CoCensys' ELDEPRYL Sales Force provided services to Somerset through December 31, 1997.


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         (b)  In the event that this Agreement is terminated by either party prior to the end of the Term, then all amounts listed on Exhibit
              7.2 shall be adjusted [          *          ].  No later than
              February 10, 1998, Somerset shall send CoCensys a statement setting forth Actual Gross Sales through the effective date of termination of the Agreement and shall pay to CoCensys, with delivery of the statement indicating such Actual Gross Sales, the amount of Gross Sales-Based Compensation listed on Exhibit 7.2 as hereby adjusted.

         (c)  In the event that Somerset terminates this Agreement under
              Section 8.4 below (Termination for Breach), Somerset may
              [         *          ].  No later than February 10, 1998
              following such early termination, Somerset shall send CoCensys a statement setting forth Actual Gross Sales, a revised Exhibit 7.2 (as adjusted under Section 7.2 (b)) and any offset permitted under this Section 7.2 (c) and shall pay to CoCensys, with delivery of the statement indicating such amounts, the amount of Gross Sales-Based Compensation listed on the revised Exhibit 7.2, as adjusted pursuant to this Section 7.2 (c).

         (d) The parties acknowledge and understand that the outcome of certain litigation, currently pending in the United States District Court, District of Delaware entitled SOMERSET PHARMACEUTICALS, INC. V. SHALALA, ET AL.,


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        Docket No. 96-403-SLR, may materially affect the sales of ELDEPRYL
        Brand without regard to the efforts of CoCensys' ELDEPRYL Sales Force. In the event such litigation results in rescission or suspension of FDA approval for any of the generic ELDEPRYL Brand products or otherwise results in a significant reduction of the competitive forces in the marketplace for ELDEPRYL Brand, then the parties shall immediately commence good faith negotiations to amend
        Exhibit 7.2 in order [          *          ] so that Gross
        Sales-Based Compensation continues to reflect the marketing efforts of CoCensys and not increased sales arising from the results of such litigation. The parties will use reasonable efforts to complete such good faith negotiations promptly; PROVIDED, HOWEVER, in the event the good faith negotiations described in the preceding sentence are not completed as of February 1, 1998, Somerset shall not be obligated to make the payment to CoCensys required by this
        Section 7.2 (as adjusted pursuant to this Section 7.2 (d)) until the parties are able to mutually agree upon revised dollar thresholds.

    7.3 ADJUSTMENTS IN THE EVENT OF CHANGES IN GOVERNMENT MANDATED DISCOUNTS AND REBATES. Somerset represents that Total Government Discounts and Rebates
during 1996 total approximately [          *          ].  In the event that
governmental actions result in a mandated increase in Total Government Discounts and Rebates so that the Total Government Discounts and Rebates are
higher than [         *          ] and Somerset makes a good faith
determination


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that such increased [     *     ] is a material increase, Somerset may call
an emergency meeting of the Managing Committee, upon five (5) days written notice, and the Managing Committee will meet to discuss the circumstances surrounding such government mandated increase and recommend to the parties amendments to this Agreement so that the parties will share the risks associated with such government mandated increase. The parties will then meet to consider the recommendations put forth by the Managing Committee and to negotiate in good faith an amendment to this Agreement so that the parties will share the risks associated with such government mandated increase. Such
amendment may include amendments to the [     *     ].

    7.4 AUDIT RIGHTS. In accordance with its standard accounting practices, Somerset shall keep full and accurate books, records and invoices with respect to Actual Gross Sales, and the amounts payable hereunder, for no less than three (3) years after the end of the Term. Somerset shall permit CoCensys to have such books and records examined by independent certified public accountants retained by CoCensys and acceptable to Somerset, during regular business hours and upon reasonable advance notice, but not later than three (3) years following the rendering of any such reports, accounting and payments and no more often than one (1) time per year. Such independent accountants shall, pursuant to separate written contract, keep confidential any information obtained during such examination and shall report to CoCensys only Actual Gross Sales and the amounts which the independent accountant believes to be due and payable hereunder. Any such information so reviewed and any such information reported shall be considered the Proprietary Information of Somerset. In the absence of material discrepancies (in excess
of [     *     ] of the total amount due to CoCensys in respect of the
audited period)


                                       36.

* Confidential treatment requested
in any request for payment resulting from such audit, the accounting expense shall be paid by CoCensys. If material discrepancies do result, Somerset shall bear the accounting expense.



                                     ARTICLE 8.

                                  TERM; TERMINATION


    8.1 RENEWAL TERMS. On or before November 1, 1997, the parties shall meet to discuss whether the term of this Agreement shall be renewed following the Term hereof.

    8.2 TERMINATION RIGHTS. Either party may terminate this Agreement for any reason, upon ninety (90) days advance written notice, subject to Sections
8.3 and 8.4.

    8.3 TERMINATION UPON CESSATION OF SALE OF ELDEPRYL BRAND. This Agreement may be terminated at any time without advance notice by either party, if, pursuant to Section 6.5 hereof, ELDEPRYL Brand is withdrawn from the market in the Territory.

    8.4 TERMINATION FOR BREACH. Either party may terminate this Agreement for material breach or failure to perform any material duties or obligations under this Agreement by the other party, where such breach shall remain uncured, or such failure to perform shall continue, for at least thirty (30) days after the aggrieved party shall have given written notice of the breach or failure to perform to the other party. If after the thirty (30) day period for cure and/or performance such breach remains uncured or such failure to perform continues, then the aggrieved party may, in accordance with Section 14.1, provide written notice to the other party


                                       37.

of termination of this Agreement ("Notice of Termination"). Such termination shall be effective fifteen (15) days from receipt of said Notice of Termination.

    8.5 EFFECT OF TERMINATION. In the event this Agreement is terminated early, Gross Sales Based Compensation shall be calculated in the manner provided in Section 7.2(b) and Detail-Based Compensation shall be calculated in the manner provided in Section 7.1. In the event that the effective date
of termination occurs prior to June 30, 1997, [          *          ] payment
due for the first six months of the Term, based on the portion of the first six months of 1997 during which the Agreement was in effect. In the event that the effective date of termination occurs during the second six months of
the Term, [         *          ].  Any sums which may be due to either party
by reason of its performance through the effective date of termination will be paid by the other party within thirty (30) days of such termination. Neither party shall have any further rights to compensation from the other party in connection with ELDEPRYL Brand after the effective date of termination.

    8.6 TERMINATION OF THE 1996 AGREEMENT. As of the Effective Date, the Promotion Agreement between Somerset and CoCensys effective January 4, 1996 is terminated.


                                       38.

* Confidential treatment requested

                                     ARTICLE 9.

                      WARRANTIES, REPRESENTATIONS AND COVENANTS


    9.1 WARRANTIES AND REPRESENTATIONS OF EACH PARTY. Each party warrants and represents that (i) such party possesses all right, title, interest and authority necessary to enter into this Agreement, perform its obligations hereunder and to make the appointments set forth herein, (ii) all necessary corporate action has been taken to enable such party to execute and deliver this Agreement and perform its obligations hereunder, (iii) no governmental or third party consent is required in connection with such party's execution, delivery or performance of this Agreement, except such regulatory approvals as may be required to manufacture, sell and distribute ELDEPRYL Brand, (iv) this Agreement is such party's valid and binding obligation, enforceable in accordance with its terms, (v) such party is not and will not become party to any agreement in conflict herewith and (vi) such party will comply with all applicable local, state and federal laws and regulations, including, but not limited to, the Federal Food, Drug and Cosmetic Act, the Prescription Drug Marketing Act and the Federal Anti-Kickback Statute in carrying out its obligations pursuant to this Agreement.

    9.2 WARRANTIES AND REPRESENTATIONS OF SOMERSET. Somerset warrants and represents that it is a corporation duly organized and validly existing under the laws of Delaware, with full power to conduct its affairs as contemplated herein.


                                       39.

    9.3 WARRANTIES AND REPRESENTATIONS OF COCENSYS. CoCensys warrants and represents that it is a corporation duly organized and validly existing under the laws of Delaware, with full power to conduct its affairs as contemplated herein.



                                     ARTICLE 10.

                     INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS


    10.1 NOTICE. If either party shall learn of a claim or assertion that the manufacture, use or sale of ELDEPRYL Brand infringes or otherwise violates the intellectual property rights of any third party in the Territory, or that any third party violates the intellectual property rights of Somerset in ELDEPRYL Brand in the Territory, then the party becoming so informed shall promptly, but in all events within ten (10) business days thereof, notify the other party to this Agreement of the claim or assertion.

    10.2 CONDUCT OF INFRINGEMENT ACTIONS. At its sole discretion, subject to this Article 10, Somerset shall conduct all infringement actions relating to ELDEPRYL Brand at its own expense. Should any third party violation of the intellectual property rights of ELDEPRYL Brand have a material effect on Actual Gross Sales, the Managing Committee may address such material effect, as provided for in Section 3.1(b)(iii).


                                       40.

                                     ARTICLE 11.

                                   INDEMNIFICATION


    11.1 INDEMNIFICATION BY SOMERSET. Somerset shall defend, indemnify and hold harmless CoCensys from all liability, loss, costs, judgments, amounts paid in settlement, fines or penalties, including, but not limited to, reasonable attorneys' fees incurred by CoCensys which (i) relate to the manufacture, promotion, use or sale of ELDEPRYL Brand and (ii) CoCensys may suffer or sustain as a direct result of any third party claim, charge, suit or other action (a "Claim"), including, but not limited to Claims related to product liability, intellectual property infringement and advertising and promotion of ELDEPRYL Brand, except to the extent CoCensys's negligence or intentional malfeasance in connection with its promotion, use or sale of ELDEPRYL Brand shall have given rise to such Claim.

    11.2 INDEMNIFICATION BY COCENSYS. CoCensys shall defend, indemnify and hold Somerset harmless from all liability, loss, costs, judgments, amounts paid in settlement, fines or penalties, including, but not limited to, reasonable attorneys' fees incurred by Somerset which Somerset may suffer or sustain as a direct result of any third party claim, charge, suit or other action as a direct result of any CoCensys negligence or intentional malfeasance in connection with its promotion, use or sale of ELDEPRYL Brand.


                                       41.

    11.3 INDEMNIFICATION PROCEDURE. The obligations of Somerset and CoCensys under this Article 11 shall be subject to the following terms and conditions:

            (i) The party claiming a right to indemnification shall, within ten (10) business days after receipt of any claim, charge, suit or other action (or within ten (10) business days after learning of a situation that is reasonably likely to lead to a claim, charge, suit or other action), give, in accordance with Section 14.1, written notice to the indemnifying party, of any such claim, charge, suit or other action received from a third party (or a description of the situation that is reasonably likely to lead to the same) which is governed by the indemnity obligations of this agreement;

           (ii) The indemnifying party shall conduct, at its own expense, the defense of any and all such claims, charges, suits or other actions by a third party;

          (iii) Neither party shall settle or admit liability with respect to any such claims, charges, suits or other actions which could result in liability to the other party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed;

           (iv) If the indemnifying party does not promptly take the steps necessary against any such claims, charges, suits or other actions by a third party, the party claiming indemnification may defend against or settle such claims, charges, suits or other actions


                                       42.

                   provided that party may not settle such claims, charges, suits or other actions without prior written consent of the indemnifying party which consent shall not be unreasonably withheld or delayed; however, the defense and/or settlement under this Article 11 shall not act as a waiver of rights to indemnification under this Agreement, or any other rights or remedies of a party claiming indemnification and shall not excuse the indemnifying party from its obligations hereunder and all reasonable costs and expenses incurred by the party claiming indemnification shall be subject to indemnity by the indemnifying party; and,

            (v) Each party will offer reasonable assistance to the other party in defending or settling the claim, charge, suit or other action.



                                     ARTICLE 12.

                                   CONFIDENTIALITY


    12.1  NONDISCLOSURE AND NONUSE OBLIGATIONS.  During the Term, and for a
period of [     *     ] after expiration or termination hereof, each party
will maintain all Proprietary Information in trust and confidence and will not disclose any Proprietary Information to any third party or use any Proprietary Information for any unauthorized purpose. Each party may use such Proprietary Information only to the extent required to accomplish the purposes of this Agreement. No Proprietary Information shall be disclosed to any employee, agent, Affiliate or


                                       43.

* Confidential treatment requested
consultant who does not have a need for such information. To the extent that disclosure to any third party is authorized by this Agreement, such third party shall be bound by written obligations to hold in confidence and not make use of such Proprietary Information for any purpose other than those permitted by this Agreement. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Proprietary Information.

    12.2 EXCEPTIONS. Proprietary Information shall not include any information which:

            (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public;

           (ii) is known by the receiving party at the time of receiving such information, as evidenced by its written records;

          (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure;

           (iv) is independently developed by the receiving party without any breach of this Article 12; or

            (v) is the subject of a written permission to disclose provided by the disclosing party.

    12.3 AUTHORIZED DISCLOSURE. Notwithstanding any other provision of this Agreement, each party may disclose Proprietary Information if such disclosure is required (i) by an order of a court or other governmental body of the United States or any political subdivision thereof; (ii) by law or regulation; or (iii) to prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is


                                       44.

necessary; provided that the disclosing party shall first have given notice to the other party hereto, so that the other party may raise any objections to such disclosure, shall cooperate with the other party to minimize the scope and content of such disclosure, and, with respect to clauses (i) and (iii) of this sentence, shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes set forth in clause (i) or (iii) and, with respect to clause (ii) of this sentence, shall have made a reasonable effort to obtain confidential treatment for such Proprietary Information. Notwithstanding any other provision of this Agreement, each party may disclose the terms of this Agreement, on a confidential basis, to lenders, investment bankers and other financial institutions of its choice solely for due diligence purposes relating to financing the business operations of such party.

    12.4 OBLIGATIONS AT END OF TERM. Each party agrees, at the request of the other party, at the end of the Term to either (i) return to the other party all originals and copies of the other party's Proprietary Information; or, (ii) at the other party's option, destroy all originals and copies of the other party's Proprietary Information and to certify in writing such destruction to the other party.

    12.5 RETENTION OF PROPRIETARY INFORMATION. Each party may maintain 1 copy of any document containing Proprietary Information in its legal department, or with its counsel, solely for archival purposes.


                                         45.

                                     ARTICLE 13.

                                      PUBLICITY

    13.1 Subject to Section 13.2, all publicity, press releases and other announcements relating to this Agreement or the transaction contemplated hereby shall be reviewed in advance by, and be subject to the approval of, both parties; PROVIDED, HOWEVER, that either party may, without the consent of the other, (i) disclose the existence and general subject matter of this Agreement without the other party's approval and (ii) subject to Section 12.3, disclose the terms of this Agreement as required to comply with applicable securities laws. Any party that determines applicable securities laws require it to file this Agreement shall first provide the other party a copy of the redacted version it intends to file and shall provide the other party the opportunity to comment thereon. Notwithstanding the foregoing, the filing party will make the final decisions regarding the version hereof to file.

    13.2 Subject to Section 12.3, any party that determines applicable securities laws require it to disclose publicly (i) non-financial information with respect to its relationship to the other party or (ii) any aspect of the other party's business, shall first provide the other party a copy of the disclosure it intends to disclose and shall provide the other party the opportunity to comment thereon. Notwithstanding the foregoing, the disclosing party will have final decision-making authority with respect to its disclosures.


                                         46.

                                     ARTICLE 14.

                                    MISCELLANEOUS

    14.1 NOTICES. All notices required or permitted hereunder shall be given in writing and sent by facsimile transmission, or mailed postage prepaid, certified or registered mail, return receipt requested, or sent by a nationally recognized express courier service, or hand-delivered at the following address:

           Somerset Pharmaceuticals, Inc.
           5215 West Laurel Street
           Tampa, Florida 33607
           Attn: Dr. Melvin Sharoky, President
           Fax: (813) 282-3804



           CoCensys, Inc.
           213 Technology Drive
           Irvine, California 92718
           Attn:  Office of the President
           Fax:  (714) 753-6161


All notices shall be deemed made upon receipt by the addressee as evidenced by the applicable written receipt or, in the case of a facsimile, as evidenced by the confirmation of transmission.

    14.2 CAPTIONS AND SECTION REFERENCES. The titles, headings or captions in this Agreement do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions and therefore shall not be considered in the interpretations, construction or application of this Agreement.


                                         47.

    14.3 SEVERABILITY. Whenever possible, each clause, subclause, provision or condition of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any clause, subclause, provision or condition of this Agreement should be prohibited or invalid under applicable law, such clause, subclause, provision or condition shall be considered separate and severable from this Agreement to the extent of such prohibition or invalidity without invalidating the remaining clauses, subclauses, provisions and conditions of this Agreement, so long as the remaining Agreement reflects the economic intentions of the parties as evidenced by this Agreement as a whole.

    14.4 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all negotiations, preliminary agreements, memoranda or letters of proposal or intent, discussions and understandings of the parties hereto in connection with the subject matter hereof. All discussions between the parties have been merged into this Agreement and neither party shall be bound by any definition, condition, understanding, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement or as subsequently shall be set forth in writing and executed by a duly authorized representative of the party to be bound thereby.

    14.5 AMENDMENT. No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed on behalf of the parties hereto by their duly authorized representatives.


                                         48.

    14.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original document, but all such separate counterparts shall constitute only one and the same Agreement.

    14.7 WAIVER. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such or other term, provision or condition of this Agreement.

    14.8 FORCE MAJEURE. Neither party shall be liable hereunder to the other party nor shall be in breach for failure to perform its obligations caused by circumstances beyond the control of either party, including, but not limited to, acts of God; fires; earthquakes; floods; riots; wars; civil disturbances; sabotage; accidents; labor disputes; shortages or government actions. In the case of any such event, the affected party shall promptly notify the other party, and shall keep the other party informed of the efforts to resume performance. After thirty (30) days of such inability to perform, the parties agree to meet and in good faith discuss to proceed. In the event that the affected party is prevented from performing its obligations pursuant to this
Section 14.8 for a period of thirty (30) additional days, the other party shall have the right to terminate this Agreement on thirty (30) days prior written notice, i.e. ninety (90) days from the date of such force majeure event, subject to the provisions of Section 8.5.

    14.9 ASSIGNMENT; BENEFITS AND BINDING NATURE OF AGREEMENT. This Agreement may not be assigned by either party without the consent of the other party, which consent shall not


                                         49.

be unreasonably withheld, except to any Affiliate or successor by merger or sale of substantially all of its business units to which this Agreement relates.
Upon a permitted assignment, the assigning party shall promptly notify the other party of such assignment. If CoCensys assigns this Agreement, either party may, within thirty (30) days of the date on which notice is given pursuant to the preceding sentence, terminate this Agreement upon ninety (90) days written notice. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns permitted under this Agreement.

    14.10 SURVIVAL. The provisions of Sections 4.9, 6.2(c), 7.4 and 8.5 and Articles 11, 12, and 13 shall survive, and remain in effect, after termination or expiration of this Agreement.

    14.11 NOT STRICTLY CONSTRUED AGAINST EITHER PARTY. This Agreement has been prepared jointly and shall not be strictly construed against either party.

    14.12 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware other than those provisions governing conflicts of law. In the event the parties are unable to resolve disputes which go beyond the scope of the responsibilities of the Managing Committee, or any disputes arising from matters set forth in Sections 3.1(b)(iii) and 3.1(b)(iv), each party shall be free to pursue any action at law or equity.


                                         50.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.


SOMERSET PHARMACEUTICALS, INC.              COCENSYS, INC.


By: /s/                                         By: /s/ Richard A. Henson
    -------------------------------                 ----------------------------

Title: President                                    Title: President
       Somerset Pharmaceuticals                            CoCensys Pharma
                                                           Sales & Marketing
       ----------------------------                        ---------------------


                                         51.

                                     EXHIBIT 5.7
                        SOMERSET STANDARD SALES REPORT FORMAT

[SOMERSET LETTERHEAD]









                                  ELDEPRYL SHIPMENTS

                                                 DATE OF SHIPMENTS
                                                                    ------------


                                     BOTTLES             DOLLARS
                                     -------             -------

TODAYS SHIPMENT
                               -------------      --------------
MONTH-TO-MONTH
                               -------------      --------------
QUARTER-TO-DATE
                               -------------      --------------
YEAR-TO-DATE
                               -------------      --------------

                                    EXHIBIT 7.1(d)
                              EXAMPLES OF CALCULATION OF
                           DETAIL-BASED COMPENSATION UNDER
                           DIFFERENT HYPOTHETICAL SCENARIOS

(1) HYPOTHETICAL #1:  QUARTERLY DETAIL PAYMENT REDUCTION


                                  [       *       ]


                                         53.

* Confidential treatment requested

HYPOTHETICAL #2:   MONTHLY DETAIL PAYMENT REDUCTION (E.G., AGREEMENT TERMINATES
                   ON 9/1/97)


                                  [       *       ]



                                         54.

* Confidential treatment requested

                                     EXHIBIT 7.2

                                  [       *       ]



                                         55.

* Confidential treatment requested